EXHIBIT A

                   Amended and Restated Joint Filing Agreement

     This Amended and Restated jOINT FILING Agreement is entered into as of August 29, 2003, by and among the parties signatories hereto. This Amended and Restated Joint Filing Agreement amends and restates the Joint Filing Agreement, dated June 4, 2001, filed as Exhibit 1 to the initial Schedule 13D filed on June 5, 2001 (the "Statement on Schedule 13D").

     The undersigned hereby agree that the Statement on Schedule 13D with respect to the shares of common stock, par value $0.001 per share, of Micro Therapeutics, Inc., a Delaware corporation, is, and any amendment thereafter signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  August 29, 2003                 EV3 LLC


                                        By:    /s/  Paul Buckman
                                               --------------------------------
                                        Name:  Paul Buckman
                                        Title: President and Chief Executive
                                               Officer


Dated:  August 29, 2003                 MICRO INVESTMENT, LLC
                                             By:  ev3 LLC, Managing Member


                                        By:    /s/  Paul Buckman
                                               ---------------------------------
                                        Name:  Paul Buckman
                                        Title: President and Chief Executive
                                               Officer


Dated:  August 29, 2003                 WARBURG, PINCUS EQUITY PARTNERS, L.P.
                                             By: Warburg Pincus & Co.,
                                                 General Partner

                                        By:    /s/  Elizabeth H. Weatherman
                                               ---------------------------------
                                        Name:  Elizabeth H. Weatherman
                                        Title: Partner


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Dated:  August 29, 2003                 WARBURG PINCUS & CO.


                                        By:    /s/  Elizabeth H. Weatherman
                                               ---------------------------------
                                        Name:  Elizabeth H. Weatherman
                                        Title: Partner


Dated:  August 29, 2003                 WARBURG PINCUS LLC


                                        By:    /s/  Elizabeth H. Weatherman
                                               ---------------------------------
                                        Name:  Elizabeth H. Weatherman
                                        Title: Member


Dated:  August 29, 2003                 VERTICAL FUND I, L.P.
                                             By:  The Vertical Group, L.P.,
                                                  General Partner

                                        By:    /s/  Richard B. Emmitt
                                               ---------------------------------
                                        Name:  Richard B. Emmitt
                                        Title: General Partner


Dated:  August 29, 2003                 VERTICAL FUND II, L.P.
                                             By:  The Vertical Group, L.P.,
                                                  General Partner

                                        By:    /s/  Richard B. Emmitt
                                               ---------------------------------
                                        Name:  Richard B. Emmitt
                                        Title: General Partner


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